UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

IBEX Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-38442	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Pennsylvania Avenue NW, Suite 825
Washington, D.C. 20006
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 289-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common shares	IBEX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On August 3, 2023, the Company announced the appointment, effective August 14, 2023, of Taylor Greenwald to serve as Chief Financial Officer.  Mr. Greenwald, age 55, joins IBEX Limited (the “Company”) from Synchronoss Technologies where he served as the Executive Vice President and Chief Financial Officer from 2021 to 2022.  From 2019 to 2021, Mr. Greenwald served as the Chief Financial Officer of Endurance International Group.  Previously, Mr. Greenwald served in various senior leadership roles with Convergys for eighteen years from 2001 to 2019, including as Senior Vice President, Controller and Chief Accounting Officer from 2012 to 2019. Mr. Greenwald received an MBA from the MIT Sloan School of Management and his BA from Georgia Institute of Technology.

In connection with his employment, Mr. Greenwald will be paid an annual base salary of $450,000 and will be eligible to receive bonus compensation under the Management Incentive Plan for the fiscal year 2024 previously approved by the Company’s Compensation (the “Committee”) of the Board of Directors (the “Board”) with a target cash bonus of 50% of annual base salary for the current fiscal year. In addition, the Committee also determined to award restricted stock units (“RSUs”) to Mr. Greenwald, effective upon the date of the first open window trading period after his start date and Committee approval. Mr. Greenwald will be granted 30,000 RSUs with a four-year vesting schedule with 25% of the grant vesting each year on the anniversary of the grant date.  Additionally, Mr. Greenwald will receive 20,000 Performance RSUs based on performance metrics around financial performance, market capitalization investor base and other.

The equity awards will be made pursuant to the Company’s 2020 Ibex Limited Long Term Incentive Plan, as amended, and the Company’s Form of Restricted Stock Unit Agreement under the 2020 Ibex Limited Long Term Incentive Plan, as amended, a copy of which was filed as Exhibit 99.1 to our Form S-8 filed March 2, 2022.

Mr. Greenwald will be eligible to participate in the Company’s benefits as may be offered from time to time to other similarly situated employees and participation in the Company’s 401(k) plan with Company match.

There are no arrangements between Mr. Greenwald and any other persons pursuant to which he was appointed to serve as the Company’s Chief Financial Officer. There are no family relationships between Mr. Greenwald and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Interim Chief Financial Officer

On July 1, 2023, Michael Darwal was appointed as the Company’s Interim Chief Financial Officer and has informed the Company of his intention to step down from his role upon the hiring of Mr. Greenwald on August 14, 2023. Mr. Darwal will remain as the Company’s Executive Vice President of Investor Relations and Deputy CFO.  Mr. Darwal’s resignation is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the matters described above is attached to this report as Exhibit 99.1 and incorporated herein by reference. The information contained in Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX LIMITED
(Registrant)

Date: August 3, 2023	/s/ Robert Dechant
(Signature)
	Name:	Robert Dechant
	Title:	Chief Executive Officer